UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________

FORM 8-K
____________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 10, 2021
____________________________

Virgin Galactic Holdings, Inc.
(Exact name of registrant as specified in its charter)
 ____________________________

Delaware	001-38202	85-3608069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

166 North Roadrunner Parkway, Suite 1C Las Cruces, New Mexico	88011
(Address of principal executive offices)	(Zip Code)
(575) 424-2100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
 ____________________________

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SPCE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

On June 10, 2021, the Board of Directors (the “Board”) of Virgin Galactic Holdings, Inc. (the “Company”) upon recommendation from its Nominating and Corporate Governance Committee, increased the size of the Board from eight to nine directors and appointed Tina W. Jonas to fill the newly created vacancy on the Board, each effective as of June 10, 2021. Ms. Jonas was also appointed to serve on the Board’s Audit Committee and may in the future be appointed to other committees of the Board. Ms. Jonas will serve on the Board until the Company’s annual meeting of stockholders to be held in 2021 and until her successor is duly elected and qualified or until her earlier death, resignation or removal.

Ms. Jonas, 61, has served as a consultant providing strategic consulting for the defense, aviation and healthcare sectors since 2015. From 2012 to 2014, Ms. Jonas served in several executive roles within UnitedHealthGroup before becoming its President, UnitedHealthcare, Military and Veterans. Prior to her tenure at UnitedHealthGroup, from 2010 to 2012, Ms. Jonas served as Executive Vice President, Operations of PASSUR Aerospace, a business intelligence and aviation firm, and from 2008 to 2010, as Director, Operations of Sikorsky Aircraft. From 2004 to 2008, Ms. Jonas served as the Undersecretary Comptroller and Chief Financial Officer for the Department of Defense, and from 2002 to 2004, served as the Assistant Director and Chief Financial Officer for the Federal Bureau of Investigation, and from 2001 to 2002, Ms. Jonas served as Deputy Undersecretary for Financial Management for the Department of Defense. Ms. Jonas has served on the board of directors and the Audit and Finance committee of Centrus Energy Corp. since 2020, and serves on the board of directors of other privately held companies and non-profits. Ms. Jonas holds a Bachelor of Arts degree in political science from Arizona State University and a Master of Arts degree in liberal studies from Georgetown University.

Ms. Jonas is eligible to participate in the Company’s Non-Employee Director Compensation Program, which provides for: (i) an annual cash retainer of $125,000 for serving on the Board, earned on a quarterly basis; (ii) an annual cash retainer of $10,000 for serving on the Audit Committee, earned on a quarterly basis; (iii) an initial equity-based award of restricted stock units (“RSUs”) in an amount equal to $150,000 that will vest in substantially equal annual installments over three years following the grant date, subject to Ms. Jonas’ continued service on the Board through the applicable vesting date (the "initial date"); and (iv) following each annual meeting of the Company’s stockholders, an annual equity-based award of RSUs covering a number of RSUs equal to $125,000 that will vest in full on the earlier of (x) the one-year anniversary of the applicable grant date, and (y) the date of the next annual meeting of stockholders following the grant date, subject to Ms. Jonas’ continued service through the applicable vesting date (each an "annual award"). Vesting of the initial award and any annual award will accelerate in full in the event of a change in control of the Company.

Ms. Jonas has entered into the Company’s standard form of indemnification agreement for its directors and officers.

Item 8.01     Other Events.
On June 10, 2021, the Company announced that its annual meeting of stockholders (the “2021 Annual Meeting”) will be held on August 25, 2021. Holders of record at the close of business on June 28, 2021 will be entitled to receive notice of and to vote at the meeting.

Any stockholder seeking to bring business before the 2021 Annual Meeting must provide timely notice as set forth in the Company’s Bylaws, and any notice of proposed business or nomination must comply with the specific requirements set forth in the Bylaws.

Item 9.01    Financial Statements and Exhibits.
.
(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virgin Galactic Holdings, Inc.

Date: June 14, 2021	By:	/s/ Michelle Kley
	Name:	Michelle Kley
	Title:	Executive Vice President, General Counsel and Secretary